Exhibit 10.14
AMENDMENT NO. 1
TO THE
MAV HOLDING CORPORATION
STOCK INCENTIVE PLAN
This Amendment No. 1 (this “Amendment”) to the Mav Holding Corporation Stock Incentive Plan (the “Plan”) is made effective as of this [__] day of [__] 2025.
WHEREAS, Mav Holding Corporation changed its name to McGraw Hill, Inc. (the “Company”) on October 13, 2022;
WHEREAS, the Company maintains the Plan;
WHEREAS, pursuant to Article VIII of the Plan, the Company’s board of directors (the “Board”) may at any time or from time to time amend the Plan;
WHEREAS, the Board desires to amend the Plan to reflect the prior change to the Company’s name from “Mav Holding Corporation” to “McGraw Hill, Inc.” and to reflect the prior approval by the Board, on [__] to increase the authorized share reserve under the Plan from [__] to [__];
WHEREAS, the Board desires to further amend the Plan to reflect that the Company will be a publicly listed company following the effective date of that certain registration statement which was publicly filed on the U.S. Securities and Exchange Commission’s EDGAR system on Form S-1 (as may be amended from time to time prior to the consummation of the contemplated underwritten initial public offering), and that no additional Award (as defined in the Plan) may be granted pursuant to the Plan, which shall be replaced by the McGraw Hill, Inc. 2025 Stock Incentive Plan, contingent on and effective as of the execution and delivery of that certain underwriting agreement, entered into by and among the Company, PE Mav Holdings, LLC, Goldman Sachs & Co. LLC and the other parties thereto; and
WHEREAS, the Board desires to further amend the Plan to reflect the change of the class of securities underlying the Share Reserve (as defined in the Plan) from a share of Class B Common Stock to shares of the Company’s common stock, which occurred in connection with that certain stock conversion and stock split that occurred in connection with the Company’s initial public offering.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.
2.Amendments to the Plan.
(a)The name of the Plan and all references in the Plan to “Mav Holding Corporation Stock Incentive Plan” are hereby replaced with “McGraw Hill, Inc. Stock Incentive

Plan,” and all references in the Plan to “Mav Holding Corporation” are hereby replaced with “McGraw Hill, Inc.”
(b)Article 1 of the Plan is hereby amended in its entirety to read as follows:
“McGraw Hill, Inc. has established this Stock Incentive Plan to foster and promote its long-term financial success. Following the effective date of that certain registration statement which was publicly filed on the U.S. Securities and Exchange Commission’s EDGAR system on Form S-1 (as may be amended from time to time prior to the consummation of the contemplated underwritten initial public offering) and contingent on the execution and delivery of that certain underwriting agreement, entered into by and among the Company, PE Mav Holdings, LLC, Goldman Sachs & Co. LLC and the other parties thereto (such execution and delivery, together with the effective date, the “Public Offering Date”), McGraw Hill, Inc. shall be a publicly listed company. Notwithstanding anything to the contrary herein, no additional Awards may be granted under this Stock Incentive Plan on or after the Public Offering Date. Capitalized terms have the meaning given in Article X.”
(c)Section 3.2 of the Plan is hereby amended in its entirety to read as follows:
“The maximum number of Shares that may be issued under the Plan or subject to Awards may not exceed [___] shares of Common Stock, which reflects the number of shares of Common Stock underlying Awards that were outstanding as of the Public Offering Date. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Shares that are not reserved for any other purpose.”
(d)All references in the Plan to “Class B Common Stock” shall hereafter refer to “Common Stock”.
(e)The definition of “Class B Common Stock” is hereby replaced with the following definition of “Common Stock” and the definitions of “Share” and “Fair Market Value” in Section 9.1 of the Plan are hereby amended and replaced in their entirety to read as follows:
“Common Stock” means Common Stock of the Company, par value $0.01 per share.
“Share” means a share of Common Stock.
“Fair Market Value” means as of any date when the Shares are listed on one or more national securities exchange(s), the closing price reported on the principal national securities exchange on which such Shares are listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. For all periods when the Shares are not listed on a national securities exchange, “Fair Market Value” shall mean as of any date of determination, the per Share Fair Market Value of a Share on such date as determined in accordance with the Stockholders Agreement, in compliance with Section 409A of the Code.
3.Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.
4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereof.
5.Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.
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